Exhibit 10.1

ACQUISITION OF MAX (Audio Technology) BY SO ACT NETWORK, INC.

AGREEMENT AND PLAN OF ASSET ACQUISITION

         THIS AGREEMENT AND PLAN OF ACQUISITION ("Agreement") is entered into by and between So Act Network, Inc., a Delaware corporation  (hereinafter "SOAN") with its address at 10685-B Hazelhurst Drive, Houston, TX 77338, Audio Genesis Group LLC., a California corporation, the rights holder of MAX (hereinafter “AGG”) located at 20425 Roca Chica Drive, Malibu 90265, and Lloyd Trammell, the inventor and owner of 80% of the total membership interest in MAX (hereinafter “INV”) and Robert Wolff, the business partner of 20% of the total membership interest in MAX (hereinafter “BUS”), and

         WHEREAS, AGG, INV and BUS (collectively hereinafter “AIB”) together own all right title and interest to all fields of use and 100% of the ownership interests (hereinafter “INTERESTS”) of the asset known as Max Audio Technology (hereinafter “MAX”), and

         WHEREAS, before the Closing Date, AGG, INV, BUS legally owns and controls all of the worldwide rights, title and interest to all fields of use of MAX as described herein as part of this Agreement ("Agreement") and the rights to develop and market a patented and proprietary technology for all fields of use specified in this Agreement ("Technology").

         WHEREAS, the parties desire to provide for the terms and conditions upon which MAX will be acquired by SOAN in a stock-for-asset exchange ("Acquisition") in accordance with the respective corporation laws of their state, upon consummation of which all of MAX membership interest will be owned by SOAN, and all such membership interest shall be exchanged for common stock of SOAN with terms and conditions as set forth more fully in this Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code") or its equivalent for LLCs.

         NOW, THEREFORE, in consideration of the assets and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

ARTICLE 1
THE STOCK-FOR-ASSET ACQUISITION

1.01     The Acquisition

         (a)  Acquisition Agreement. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all MAX Interests shall be acquired by SOAN from AIB in accordance with the respective corporation laws of their state and the provisions of this Agreement.

         (b)  Effective Date. The Acquisition shall become effective ("Effective Date") upon the execution of this Agreement and closing of the transaction.

         (c)  Exchange of Stock. At the Effective Date, by virtue of the Acquisition, all of the MAX ownership interests owned by AIB that are outstanding as of the Effective Date shall be exchanged for 30,000,000 unregistered shares of common stock of SOAN ("SOAN Shares").

1.02     Effect of Acquisition.

         a)   Rights of AIB in MAX Cease. At and after the Effective Date May 11, 2010, all ownership interest of MAX by AIB shall all transfer to SOAN.

         b)   Closure of AIB MAX Records. From and after the Effective Date, the stock transfer books of AIB, if any, shall be closed, and there shall be no further registration of stock transfers or other ownership interests on the records of AIB for MAX.

1.03     Closing. Subject to the terms and conditions of this Agreement, the closing date of this Acquisition shall be the date of the last executed signature affixed to this agreement, but in no event later than May 11, 2010.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.01     Representations and Warranties of SOAN and MAX. SOAN and MAX represent and warrant to each other that the facts set forth below are true and correct:

         a)   Organization. SOAN and AGG are entities duly organized, validly existing and in good standing under the applicable laws of formation of their respective states, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement.

         b)   Authorization. The execution of this Agreement and the consummation of the Acquisition contemplated by this Agreement have been duly authorized by INV and BUS and the board of directors and shareholders of SOAN and the owners/members of AGG; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and SOAN and AGG have all requisite authority to execute and deliver this Agreement  and consummate the transactions contemplated by this Agreement.

         c)   Capitalization. The authorized capital of SOAN consists of 250,000,000 shares of common stock, with a par value $0.0001 per share. At the date of this Agreement, 189,259,714 SOAN Shares are issued and outstanding.

         d)   All issued and outstanding AGG ownership interests have been duly and validly obtained and are fully paid interests and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring AGG to issue any AGG ownership interests convertible into AGG ownership interests to anyone for any reason whatsoever. None of the AGG ownership interests are subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         e)   Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which SOAN, AIB or MAX is a party and will not create a default under any such obligation or under any agreement to which SOAN, AIB or MAX is a party. This Agreement constitutes a legal, valid and binding obligation of SOAN, AIB and MAX, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         f)   Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of SOAN, AIB and MAX’s knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, assets or prospects of MAX.

         g)   No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by SOAN, AIB or MAX with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, SOAN, AIB or MAX’s  articles of incorporation or bylaws, the Technology, the Agreement, or any agreement, contract, instrument, order, judgment or decree to which SOAN, AIB or MAX is a party or by which SOAN, AIB or MAX or any of their respective assets is bound, or  violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

         h)   Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by SOAN, AIB and MAX or performance of the obligations of SOAN, AIB and MAX hereunder or under any other agreement to which SOAN, AIB or MAX is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the Agreement, or any other material right, privilege, license or agreement relating to MAX or its assets or business.

         i)   Title to Assets. This agreement and the assets shown on the balance sheet of attached Exhibit A are the sole assets of MAX. On the Closing Date AIB and MAX have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever.

         j)   Intellectual Property

1.     AIB represents that it owns the MAX Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the MAX Invention, and

2.     The MAX Technology was invented by Lloyd Trammell, the Inventor, who with this agreement is assigning all of his rights, title and interests in the MAX Technology to SOAN and

3.     Except as otherwise expressly set forth in this Agreement, MAX and AIB make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the MAX Technology.

4.     The business partner, Robert Wolff, who is an owner of a 20% Interest in the MAX Technology, with this agreement is assigning all of his rights, title and interests in the MAX Technology to SOAN

         k)   Liabilities of MAX and AIB. MAX and AIB have no liabilities or obligations of any kind, character or description that have not been disclosed prior to the closing or that would encumber MAX Technology.

         l)   Absence of Certain Changes or Events. From May 4, 2010 until the Closing Date, MAX has not, and without the written consent of SOAN, it will not have:

1. Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the MAX Technology, or any other material asset of the MAX Technology;

2. Made any commitments or agreements for capital expenditures or otherwise,

3. Entered into any transaction or made any commitment not disclosed to SOAN,

4. Incurred any material obligation or liability for borrowed money against the MAX Technology,

5. Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) of the MAX Technology assets, or

6. Taken any action which could reasonably be foreseen to make any of the representations or warranties made by MAX or AIB untrue as of the date of this Agreement or as of the Closing Date.

         m)   Material Agreements. There are no outstanding licenses to or from others of any intellectual property and trade names; and

         n)   Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of MAX or AIB, threatened which could create a third party interest against MAX Technology, affecting its assets, and MAX or AIB is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the MAX Technology assets, or the transactions contemplated herein. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the MAX Technology assets or the transaction contemplated.

         o)   AIB has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on MAX Technology assets or prospects.

         v)   No Broker's Fees. Neither SOAN nor MAX nor AIB has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this agreement.

         w)   Full Disclosure. All representations or warranties of SOAN, MAX and AIB are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

2.02        Representations and Warranties of SOAN. SOAN represents and warrants to AIB that the facts set forth are true and correct.

         a)   Organization. SOAN is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

         b)   Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of SOAN; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

         c)   Capitalization. The issued and outstanding shares of SOAN consists of 189,259,714 shares of common stock with a par value $.0001 per share ("SOAN Shares"); and on the Effective Date of the Acquisition, the total will be 219,259,714 SOAN Shares (which will include the 30,000,000 SOAN Shares issued within three days of the closing of the Acquisition, consisting of 24,000,000 shares to Lloyd Trammell and 6,000,000 to Robert Wolff). All issued and outstanding SOAN Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

         d)   Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which SOAN is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of SOAN, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         e)   Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of SOAN.

         f)   No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by SOAN with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         g)   Consents. Assuming the correctness of AIB's representations regarding MAX Technology, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to SOAN or its assets or business.

         h)   Financial Statements. The audited financial statements of SOAN attached as Exhibit E present fairly its financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. SOAN has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of SOAN except as specifically set forth in the SOAN financial statements.

         i)   Full Disclosure. All representations or warranties of SOAN are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

         j)   Compliance with Laws. SOAN is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         k)   Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of SOAN, threatened against SOAN materially affecting its assets or business (financial or otherwise), and SOAN is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         l)   SOAN has no knowledge of existing or threatened occurrences, actions and developments that could cause a material adverse effect on SOAN or its business, assets or condition (financial or  otherwise) or prospects.

2.03            Investment Representations

  Stock Transfer Restrictions. AIB acknowledges that the SOAN Shares will not be registered and AIB will not be permitted to sell or otherwise transfer the Shares for at least six months from the closing date in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing SOAN Shares:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

ARTICLE 3
TRANSACTIONS PRIOR TO CLOSING

3.01.     Corporate Approvals. Prior to Closing Date, each of the parties shall obtain the necessary approvals of this Agreement.

3.02      Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties’ reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

3.03      Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

3.04      Covenants. Except as permitted in writing, each party agrees that it will:

     a)   Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

     b)   Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

     c)   Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

ARTICLE 4
CONDITIONS PRECEDENT

         The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

4.01.   Each party must obtain the approval of its board of directors and/or owners and managers and such approval shall not have been rescinded or restricted.

4.02.    Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of AIB in the MAX Technology or the right of AIB or SOAN to consummate the Acquisition contemplated hereunder.

4.04.     The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

4.05.     The Technology and Intellectual Property will been prosecuted in good faith with reasonable diligence.

4.06.     SOAN shall have received, at or within 10 days of Closing Date, each of the following:

      a)   Stock certificates, if any, or any other indicia which may exist, representing the MAX Technology Assets by AIB for cancellation;

      b)    all documentation relating to the MAX technology, all in a form and substance reasonably satisfactory to SOAN;

      c)   such agreements, files and other data and documents pertaining to MAX Technology as SOAN may reasonably request;

      d)  all consents, assignments or related documents of conveyance to give SOAN the benefit of the transactions contemplated hereunder;

      e)  such other documents, instruments or certificates as SOAN, or their counsel may reasonably request.

ARTICLE 5
LIMITATIONS

5.01.    Survival of Representations and Warranties.

           The representations and warranties made by AIB and SOAN shall survive for a period of one year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such one year period.

5.02.    Limitations on Liability. Notwithstanding any other provision to this Agreement the contrary, neither party to this Agreement shall be liable to the other party for any cost, damage, expense, liability or loss until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $1,000 and then such liability shall apply only to matters in excess of $1,000.

ARTICLE 6
REMEDIES

6.01     Specific Performance. Each party's obligations under this Agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

6.02     Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable costs (not including attorneys' fees) incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE 7
ARBITRATION

         In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in the state in which the defending party resides. Each party shall bear its own share of the costs of the arbitration proceeding. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by SOAN, one by AIB and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

ARTICLE 8
MISCELLANEOUS

8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

8.02   This Agreement includes two binding employment agreements provided to INV and BUS as Exhibits B and C.

8.03. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.04. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

8.05. This Agreement shall be governed by and construct in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

8.06. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

8.07. Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

If: Lloyd Trammell
If: Greg Halpern	Robert Wolff
So Act Network, Inc.	Audio Genesis Group LLC.
10685-B Hazelhurst Drive	20425 Roca Chica Drive
Houston, TX 77338	Malibu, CA 90265

8.08. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.09. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

8.10. Any facsimile or email version including scanned signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

8.11. PRESS RELEASES OR ANY OTHER FORMS OF COMMUNICATION TO THIRD PARTIES WHICH MENTION BOTH SOAN AND MAX SHALL BE RELEASED ONLY WITH THE PRIOR WRITTEN CONSENT AND APPROVAL OF BOTH SOAN AND AIB. (SEE EXHIBIT D)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer of each party.

MAX AUDIO TECHNOLOGY &
SO ACT NETWORK, INC.	AUDIO GENESIS GROUP LLC

/s/ Gregory Halpern	05/11/10	/s/ Loyd Trammel	05/11/10
By: Gregory J. Halpern	Date	By: Lloyd Trammel	Date
President & C.E.O.		Max Inventor & 80% Owner

Address:
10685-B Hazelcrest Drive		/s/ Robert Wolff	05/11/10
Houston, TX 77338		By: Robert Wolff	Date
Max Business Partner & 20% Owner

Address:
20425 Roca Chica Drive
Malibu, CA 90265

EXHIBIT A

INVENTORY OF THE MAX ASSETS

Max Confidential Business Plan and Projection
(Provided under separate cover)

EXHIBIT B

LLOYD TRAMMELL EMPLOYMENT AGREEMENT
(Provided under separate cover)

EXHIBIT C

ROBERT WOLFF EMPLOYMENT AGREEMENT
(Provided under separate cover)

EXHIBIT D

DRAFT PRESS RELEASE

SO ACT NETWORK ACQUIRES MAX AUDIO TECHNOLOGY

Social Network now owns world-wide rights to all fields of use for revolutionary sound enhancement technology

HOUSTON, May 17, 2010 -- So Act Network, Inc. (OTCBB:SOAN), which is endorsed by William Shatner as "a ray of hope amidst all the gloom," and by Ed Asner as "the best place to make a difference," announced today that it acquired the world-wide rights to all fields of use for revolutionary sound enhancement technology known as MAX.

" ," said Greg Halpern -- So Act Network's CEO. " ."

" ," said Lloyd Trammell – Max Sound’s Inventor and Chief Technical Officer. " ."

 About MAX Sound™ Technology

MAX is a revolutionary, simple to deploy, sound recording and playback technology that dramatically improves audio quality with no increase in file size or transmission channel bandwidth. Destined to become the new standard in engineering all digital audio formats, MAX is a significant breakthrough in sound processing based on the physics of acoustics rather than using electronics and compression. MAX restores the original recorded acoustical space in any listening environment and is the only technology that can align and correct phase distortion in a completed recording. MAX supplies missing audio content by adding acoustics and frequency responses lost in original recordings and in the compression or transmission process by correcting and optimizing harmonic content and low frequency responses and cancelling inaudible, physically damaging square waves. For the listener, MAX processed audio provides unparalleled fidelity, improved harmonics, significantly enhanced dynamic range, clearer instrument and voice separation and lifelike natural realism. Each musical instrument becomes more clear and distinct. The technology creates an optimum sound field throughout the listening environment – including the corners of a theater, room, or the back seat of a car. MAX is a novel invention because it dynamically adjusts many different characteristics of the audio. As harmonic content grows or shrinks, the MAX technology dynamically changes according to the content. The end result is that the acoustic space reacts to the sound as it would normally react, creating the most lifelike effect. Aside from creating extremely articulate sound, one of the most beneficial things that MAX does is convert low bandwidth (MP3, Broadcast, compressed) audio and expand both the dynamic and frequency content to an extraordinary listening experience, much like listening to a CD. All of this is possible in the same bandwidth as the original audio format. For example if a 128kbps MP3 file is processed with MAX, it is still the same format and file size as the original but with the quality of a CD track.

About So Act® Network, Inc.
Endorsed by William Shatner as "a ray of hope amidst all the gloom," and by Ed Asner as "the best place to make a difference," So Act Network (OTCBB:SOAN) is recognized by many socially conscious celebrities and experts young and old as the place to pursue and create social change to improve our world. http://soact.net/celebrities_experts.html  In his book "What Are You Waiting For? So Act Already!" Social Media author Jon Hansen calls So Act "The 60 minutes of Social Networks, where you engage, mobilize and empower people into action." Whatever the mission, cause, product, service, program, cure, or solution, So Act can help you expand your sphere of influence and crystallize forward thinking into positive action on a larger scale, while harmoniously merging economic and socially conscious goals. While the network is free to everyone, So Act provides partnerships, affiliate programs and profit-sharing opportunities for companies and individuals seeking to increase their foothold in the Social Networking space and increase business and customers. Bring us all of your opportunities and we will consider partnering with you. Recently added affiliate groups include an Insurance Network Group -- Cutter and Company, a new Traveler Network Group -- Priceline and some of So Act's better known retail brands now available are GoDaddy, Staples, Fandango, Payless Shoes and Turbo Tax. So Act is in development of others for investing, real estate, medical and legal, with plans to eventually have social networks or affiliate groups for most categories of products and services that will offer greater opportunities and benefits for its members.

So Act's innovative technologies provide a global social network where its members are able to build Communities of Purpose, and accomplish and promote all of their important goals without being subjected to spam or ads, and without having personal information used by marketers. So Act's cutting edge communication platform improves on the social networking theme by providing businesses and individuals with project building tools, alerting, and secured network file sharing and previewing, all in a personalized, private format that crosses global boundaries to connect like-minded individuals, while allowing an unlimited number of members to simultaneously participate in small, or large, online meetings. So Act includes a "top 10" filtered results ad-free web search engine, and its press club allows members to share their important news with their followers and the media at the most economically available rates. While membership is free, several features to increase network size and capability for those with greater needs will be available for $1, $2 and $5 monthly fees as member use expands. Get more information at www.SoAct.Net Watch the Commercial -- http://www.soact.net/bigvideo

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties. These statements may include statements regarding stock-based compensation charges and our plans to invest in our core business and make significant capital expenditures. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and is available on our investor relations website at SoAct.Net and on the SEC website at www.sec.gov Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which is also on file with the SEC. All information provided in this release is as of March 15, 2010 and So Act Network undertakes no duty to update this information. So Act is a registered trademark of So Act Network, Inc. So Act is a registered trademark of So Act Network, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

CONTACT:                                         So Act Network, Inc.                                                       Greg Halpern                            Greg@SoAct.Net210-401-7667

EXHIBIT E

So Act Network, Inc. 2009 10K Report
http://www.sec.gov/Archives/edgar/data/1353499/000121390010001265/f10k2009a1_soact.htm